Exhibit 2

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned persons hereby agree that reports on Schedule 13D, and amendments thereto, with respect to the Class B Common Stock of Graham Holdings Company may be filed in a single statement on behalf of each such person, and further, each of such person designates Warren E. Buffett as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13D filings required to be made by it with the Securities and Exchange Commission.

Dated: February 12, 2014

/S/ WARREN E. BUFFETT
Warren E. Buffett

BERKSHIRE HATHAWAY INC.

Dated: February 12, 2014	/S/ MARC D. HAMBURG
By: Marc D. Hamburg
Title: Senior Vice President

NATIONAL INDEMNITY COMPANY

Dated: February 12, 2014	/S/ DALE D. GEISTKEMPER
By: Dale D. Geistkemper
Title: Treasurer and Controller

NATIONAL FIRE & MARINE INSURANCE COMPANY

Dated: February 12, 2014	/S/ DALE D. GEISTKEMPER
By: Dale D. Geistkemper
Title: Treasurer and Controller

NATIONAL INDEMNITY COMPANY OF MID AMERICA

Dated: February 12, 2014	/S/ DALE D. GEISTKEMPER
By: Dale D. Geistkemper
Title: Treasurer and Controller

BERKSHIRE HATHAWAY HOMESTATE INSURANCE COMPANY

Dated: February 12, 2014	/S/ DONALD F. WURSTER
By: Donald F. Wurster
Title: President

NATIONAL LIABIILTY & FIRE INSURANCE COMPANY

Dated: February 12, 2014	/S/ DALE D. GEISTKEMPER
By: Dale D. Geistkemper
Title: Treasurer and Controller